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                                                                     EXHIBIT 5.1

               , 2001

EXCO Resources, Inc.
6500 Greenville Avenue
Suite 600, LB 17
Dallas, Texas 75206

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to EXCO Resources, Inc., a Texas corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for
the purpose of registering rights (the "Rights") to purchase shares of   %
Convertible Preferred Stock (the "Convertible Preferred Stock") to be issued by EXCO.

     In rendering this opinion, we have reviewed:

     [                         ]

     In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed as follows:

     Based upon the foregoing, we are of the following opinions:

          1. The Shares of Convertible Preferred Stock are duly authorized, and when such Shares are issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement at the time it becomes effective, such Shares will be validly issued, fully paid and nonassessable.

          2. The Shares of Common Stock are duly authorized, and when such Shares are issued upon conversion of the Convertible Preferred Stock in accordance with their terms as described in the Registration Statement at the time it becomes effective, such Shares will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we have relied to the extent we deem appropriate upon certificates of the officers of the Company and public officials that relate to factual matters. We have not independently checked or verified the accuracy of the statements contained therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            Haynes and Boone, LLP